EXHIBIT 10.1

EMPLOYMENT AND NON-COMPETE AGREEMENT

            THIS AGREEMENT is between AutoZone, Inc., a Nevada corporation and its various subsidiaries (collectively "AutoZone"), and Steve Odland, an individual ("Employee"), effective as of January 29, 2001 (the "Effective Date").

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

  Employment. AutoZone agrees to employ Employee and Employee agrees to remain in the employment of AutoZone, or a subsidiary or affiliate, until the expiration of the Term or until earlier termination as provided under this Agreement.

  Term. This Agreement shall be effective as of the Effective Date and shall continue until the third anniversary of the Effective Date unless sooner terminated pursuant to Paragraph 13, 14 or 15. The period of employment under this Paragraph 2 is referred to as the "Term."

  Salary. Employee shall receive a salary from AutoZone as follows: During the term of this Agreement, Employee shall receive minimum annual compensation of $650,000, subject to increases as determined by the Compensation Committee of the Board of Directors ("Base Salary"). The Base Salary amount shall be paid on a pro-rated basis for all partial years based on a 364-day year. AutoZone reserves the right to increase the Base Salary above the amounts stated above in its sole discretion, provided that Employee's first salary review shall occur as soon as practicable following the end of AutoZone's 2002 fiscal year, consistent with AutoZone's practices for its other senior executives. All salary shall be paid at the same time and in the same manner that AutoZone's other senior executives are paid.

  Bonuses.

  (a) Annual Bonus. During the term of this Agreement, Employee shall be entitled to receive an annual bonus (the "Annual Bonus") in an amount equal to 100% of his Base Salary if the Target (as defined below) is met and up to a maximum of the lesser of 200% of his Base Salary or $2,000,000 if the Target is exceeded, subject to and determined in accordance with policies and procedures established by AutoZone's Compensation Committee of the Board of Directors which shall be based upon the financial and operational goals and objectives for the Employee and AutoZone established by the Compensation Committee for each of AutoZone's fiscal years ("Target") in accordance with AutoZone's 2000 Executive Incentive Compensation Plan, as amended from time to time, or its successor plan (the "Incentive Compensation Plan"), a copy of which is attached hereto as Exhibit A. The Target is established at the sole discretion of the Compensation Committee of the Board of Directors and is subject to review and revision at any time upon notification to the Employee. Notwithstanding the foregoing, for AutoZone's 2001 fiscal year, Employee shall receive an Annual Bonus of not less than $370,410.96. All bonuses shall be paid at the same time and in the same manner that AutoZone's other senior executives are paid.

  (b) Long-Term Bonus. Subject to final approval by AutoZone's Board of Directors and approval by AutoZone's stockholders of the long-term incentive plan established by the Compensation Committee of AutoZone's Board of Directors (the "Long-Term Incentive Plan"), during the term of this Agreement, Employee shall be entitled to participate in the Long-Term Incentive Plan in accordance with the terms and conditions thereof and on the same basis as AutoZone's other senior executives; provided, however, that for purposes of the initial three year cycle of such plan beginning on the first day of AutoZone's 2001 fiscal year (the "Initial Cycle"), Employee shall be treated as if his employment with AutoZone commenced on the first day of AutoZone's 2001 fiscal year. Employee's participation in, and all bonuses payable to Employee under, the Long-Term Incentive Plan shall be subject to and determined in accordance with policies and procedures established by AutoZone's Compensation Committee of the Board of Directors which shall be based upon the financial and operational goals and objectives for the Employee and AutoZone established by the Compensation Committee for each cycle of the Long-Term Incentive Plan ("Long-Term Target") in accordance with the Long-Term Incentive Plan. The Long-Term Target is established at the sole discretion of the Compensation Committee of the Board of Directors and is subject to review and revision at any time upon notification to the Employee. All bonuses under the Long-Term Incentive Plan shall be paid at the same time and in the same manner that AutoZone's other senior executives are paid.

  Duties. Employee shall serve as Chief Executive Officer of AutoZone, Inc., performing such duties as AutoZone, Inc.'s Board of Directors may direct from time to time and as are normally associated with such a position. In addition, if so elected, Employee shall also serve as Chairman of AutoZone, Inc.'s Board of Directors. AutoZone may, in its sole discretion, alter, expand or curtail the services to be performed by Employee or position held by Employee from time to time, without adjustment in compensation. Employee shall devote his full time and attention to AutoZone's business. During the term of this Agreement, Employee shall not engage in any other business activity that conflicts with his duties with AutoZone, regardless of whether it is pursued for gain or profit. Employee may, however, invest his assets in or serve on the Board of Directors of other companies so long as they do not require Employee's services in the day to day operation of their affairs and do not violate AutoZone's conflict of interest policy.

  Other Benefits. Other benefits to be received by Employee from AutoZone shall be the ordinary benefits received by AutoZone's other senior executives, which may be changed by AutoZone in its sole discretion from time to time, including, without limitation, Employee Stock Purchase Plan (Section 423 Plan), AutoZone Executive Deferred Compensation Plan, vacation, medical, dental and vision plans, short-term disability plan, long-term disability plan, annual physical exam (at AutoZone cost), term life insurance up to $750,000 (at AutoZone cost) and supplemental term life insurance up to $250,000 or such increased life insurance limits as may be provided from time to time.

  Special Payment. Upon the Effective Date, AutoZone shall pay Employee a one-time special payment in an amount equal to $150,000, subject to such withholding and other normal employee deductions as may be required by law.

  Relocation. AutoZone shall reimburse Employee for all reasonable and actual moving expenses incurred by Employee in connection with his relocation to Memphis, Tennessee which are properly incurred by him in accordance with the policies of AutoZone, provided that proper vouchers are submitted to AutoZone by Employee evidencing such expenses. Without limitation, such expenses shall include: (a) expenses of periodic travel between Employee's current primary residence and Memphis, and reasonable temporary living expenses, for Employee and his family for a period not to exceed one year from the date of this Agreement, (b) provision for AutoZone to purchase Employee's current principal residence, no later than the date Employee closes on his purchase of a replacement residence, at a price equal to the amount paid by Employee to purchase and improve Employee's current residence (but in no event exceeding $1,400,000), and all costs of sale including brokerage commissions, title closing costs and insurance and recording fees, state and local transfer taxes, and recording fees, (c) all closing costs to purchase a residence in the Memphis area, including mortgage application fees, reasonable and customary points (but in no event exceeding 3 points) for loan origination and mortgage fees, and legal fees, title insurance and recording fees, state and local transfer taxes, and inspection fees, (d) provided that such loan is secured by a second mortgage on Employee's current residence, an interest-free short-term bridge loan in such amount as is required to cover a down payment on Employee's replacement residence prior to closing a sale on Employee's current residence, but in no event shall the amount of any such loan exceed $60,000 or the term of such loan exceed 90 days, (e) all moving expenses, including packing, unpacking, storage, transport and full replacement value insurance, and air travel for Employee and his family, (f) separate transport of two automobiles, and (g) $10,000 relocation allowance payment for incidentals, including deposit forfeitures. Notwithstanding the foregoing, if Employee has not sold his current residence prior to the expiration of ninety (90) days following the Effective Date, AutoZone may elect to purchase Employee's current residence pursuant to clause (b) above, provided that Employee may, upon notice to AutoZone, require AutoZone to purchase his current residence at any time prior to the expiration of such 90-day period. If any payment of relocation expenses (other than taxable gain on payments to purchase Employee's principal residence and other than the relocation allowance described in clause (g) above) is subject to any federal, state or local taxes, AutoZone shall pay Employee a Tax Gross-Up Payment with respect to such taxes. For purposes of this Agreement, a "Tax Gross-Up Payment" means an amount payable to Employee such that after payment of such taxes on such amount there remains a balance sufficient to pay the taxes being reimbursed.

  Attorneys Fees. AutoZone shall promptly pay or reimburse Employee for all reasonable attorneys fees actually incurred by Employee in the negotiation, preparation and delivery of this Agreement; provided, however, that the aggregate amount of AutoZone's obligation under this Paragraph 9 shall not exceed $15,000. Except as otherwise provided herein, each party hereto shall bear its own costs and attorneys fees.

  Stock Options. Effective as of the fifth (5th) business day following the date on which AutoZone releases its earnings report for the second quarter of its 2001 fiscal year, the Compensation Committee of the Board of Directors of AutoZone shall grant Employee a non-qualified stock option (the "Option") under AutoZone's stock option plan (the "Option Plan") to purchase 275,000 shares of common stock of AutoZone (the "Common Stock"), at a per share exercise price equal to the Fair Market Value (as defined in the Option Plan) of a share of Common Stock on the date on which the Option is granted (the "Grant Date"). Subject to Employee's continued employment by AutoZone, the Option shall vest in cumulative annual installments of 25% of the shares subject to the Option on each of the first four anniversaries of the Grant Date, so that the Option shall be fully vested on the fourth anniversary of the Grant Date. The term of the Option shall be ten (10) years from the Grant Date. The Option shall be evidenced by a Stock Option Agreement in substantially the form attached hereto as Exhibit B, which, together with the Option Plan, shall set forth the terms and conditions of the Option. Employee shall be considered for possible future annual or other grants of Options for the first fiscal year in which options are granted after the Grant Date and each fiscal year thereafter during the Term, as determined by the Compensation Committee of the Board of Directors in its discretion based on Employee's performance, consistent with the treatment of other senior executives of AutoZone.

  Supplemental Pension Plan Service Credit. For all purposes under AutoZone's Executive Deferred Compensation Plan (a copy of which is on file with the Securities and Exchange Commission, the "supplemental pension"), Employee shall be immediately eligible for participation therein and shall thereupon be credited with four years of defined benefit pension accruals and vesting service (such that Employee shall be fully vested on the first anniversary of the Effective Date provided that he is then an employee of AutoZone or his employment is terminated prior to such date by AutoZone without Cause or by Employee for Good Reason) for Employee's time in service with Employee's former employer, including, without limitation, a benefit accrual equal to such amounts as Employee would have accrued under the AutoZone tax-qualified pension plan if such plan does not credit Employee with such prior employer service thereunder.

  Taxes. Employee understands that all salary, bonuses and other benefits will be subject to reduction for amounts required to be withheld by law as taxes and otherwise

  .
  Termination by AutoZone or by Employee for Good Reason.

  a.  Without Cause or for Good Reason. AutoZone may terminate this Agreement without Cause, and Employee may terminate this Agreement for Good Reason, at any time upon notice by the terminating party to the other party. In such event, Employee shall thereupon resign from AutoZone's Board of Directors and shall cease to be Chief Executive Officer of AutoZone, Inc. and Chairman of its Board of Directors, and his employment with AutoZone shall terminate. In the event of a termination pursuant to this Paragraph 13(a),

    Employee shall receive as soon as practicable after such termination a lump sum cash amount in immediately available funds equal to his then current Base Salary for the balance of the fiscal year in which this Agreement is terminated, plus two (2) times his then prevailing annual Base Salary. In addition, AutoZone shall pay Employee the following bonus amounts: (A) Employee's full Annual Bonus for the fiscal year in which this Agreement is terminated pursuant to this Paragraph 13(a), based on the Targets attained by AutoZone and Employee for such fiscal year, (B) any unpaid bonus payable to Employee under the Long-Term Incentive Plan for any cycle completed prior to the termination date, and (C) if Employee's employment is terminated pursuant to this Paragraph 13(a) prior to the payment of his bonus with respect to the Initial Cycle under the Long-Term Incentive Plan, AutoZone shall pay Employee a pro rated bonus with respect to the Initial Cycle under the Long-Term Incentive Plan calculated as of the close of the Initial Cycle based on the period of time elapsed from the date on which the Initial Cycle began until this Agreement is terminated and the formula established by the Compensation Committee for officers for the Initial Cycle, provided, however, that the amount of any bonus payable to Employee under this clause (C) shall in no event exceed the pro rated portion of 100% of Employee's Base Salary. Said bonuses shall be paid when other officer bonuses are paid for that fiscal year or cycle. Except as set forth in the preceding sentence, Employee shall not be entitled to receive any bonus payments after the termination of his employment hereunder;

    During the period from the date of termination and ending on the earlier of (A) the last day of the second full fiscal year following such termination or (B) the first day on which Employee becomes eligible to participate in a group health plan of a subsequent employer which provides benefits comparable to AutoZone's health plan, Employee shall receive health insurance coverage under AutoZone's health insurance plan on the same terms and conditions as other senior executive employees of AutoZone; provided, however, that if Employee is ineligible under the terms of AutoZone's health plan to continue to be so covered, AutoZone shall provide Employee with substantially equivalent coverage through other sources or will provide Employee with a lump-sum payment in such amount that, after all taxes on that amount, shall be equal to the cost to Employee of providing himself such coverage;

    Upon the date of Employee's termination pursuant to this Paragraph 13(a), the Option shall automatically be fully vested and exercisable with respect to all shares subject thereto; and

    If such termination occurs prior to the first anniversary of the Effective Date, Employee shall thereupon be fully vested in all benefits accrued by Employee under Employee's supplemental pension as of the date of termination (including benefit accruals pursuant to Paragraph 11 hereof).
  Any provision of Paragraph 8 to the contrary notwithstanding, Employee shall not be liable for reimbursement of any relocation expenses provided thereunder. AutoZone shall have no other obligations other than those stated herein upon the termination of this Agreement and Employee hereby releases AutoZone from any and all obligations and claims except those as are specifically set forth herein. Any provision of this Agreement to the contrary notwithstanding, "Good Reason" shall mean any one of the following events, unless Employee consents in writing:

    (1) (I) the material failure of AutoZone to comply with the provisions of Paragraphs 3 through 11 of this Agreement, (II) any material adverse change in the status, responsibilities, perquisites of Employee (except, in the case of perquisites, for across-the-board changes applicable to all other senior executives), including any actual material adverse change in status which results from an assignment of this Agreement by AutoZone pursuant to Paragraph 22 below, (III) approval by AutoZone, Inc.'s Board of Directors of a transaction (other than a Change of Control) pursuant to which Employee would cease to be the Chief Executive Officer of AutoZone, Inc. or the publicly-held successor to AutoZone, Inc., provided that Employee has provided written notice of termination to the Board of Directors within 60 days following such approval and provided that such termination shall not be effective until the consummation of such approved transaction, (IV) any failure to nominate or elect Employee as Chairman of the Board of Directors of AutoZone, Inc.(or the publicly-held successor to AutoZone, Inc.), (V) causing or requiring Employee to report to anyone other than the Board of Directors, (VI) assignment of duties which are materially and adversely inconsistent with his positions and duties described in this Agreement, or (VII) any other material breach of the Agreement by AutoZone;   provided, that no such act or omission shall constitute Good Reason unless Employee gives AutoZone 30 days prior written notice (except as provided in clause (III) of this subparagraph (1)) of such act or omission and AutoZone fails to cure such act or omission within the 30-day period;   (2) The failure of AutoZone to assign this Agreement to a successor to AutoZone or failure of a successor to AutoZone to explicitly assume and agree to be bound by the Agreement; or   (3) The requiring of Employee to be principally based at any office or location more than 60 miles from the current corporate offices of AutoZone in Memphis, Tennessee. (b)  With Cause. AutoZone shall have the right to terminate this Agreement and Employee's employment with AutoZone for Cause at any time by a determination of a majority of the members of the Board of Directors in good faith. Upon such termination for Cause, Employee shall have no right to receive any compensation, salary, or bonus and shall immediately cease to receive any benefits (other than those as may be required pursuant to the AutoZone Pension Plan or by law) and any stock options shall be governed by the respective stock option agreements in effect between the Employee and AutoZone at that time. "Cause" shall mean (i) the willful engagement by the Employee in conduct which is demonstrably and materially injurious to AutoZone, monetarily or otherwise, and (ii) if reasonably capable of being cured, is not cured by the Employee within thirty (30) days after the Board of Directors provides him with a detailed notice of the conduct that is considered to be grounds for a determination of Cause. For this purpose, no act or failure to act by the Employee shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that his action or omission was in the best interest of AutoZone.
  Termination by Employee. Employee may terminate this Agreement at anytime upon written notice to AutoZone. Upon such termination, other than for Good Reason, Employee's employment shall terminate and Employee shall cease to receive any further salary, benefits, or bonus, and all stock options granted shall be governed by the respective stock option agreement(s) between the Employee and AutoZone.

  Termination by Employee upon a Change of Control. Employee may terminate this Agreement upon a Change of Control of AutoZone by giving written notice to AutoZone within sixty (60) days after the occurrence of a Change of Control. Upon giving such notice to AutoZone, Employee's employment shall terminate and Employee shall receive such compensation, benefits and other rights as are provided for a termination by AutoZone without Cause. Except as set forth in the preceding sentence, Employee shall not be entitled to receive any payments or benefits under this Agreement upon a termination of his employment pursuant to this Paragraph 15. Any of the following events shall constitute a "Change of Control": (a) the acquisition after the date hereof, in one or more transactions, of beneficial ownership (as defined in Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended ("Exchange Act")), by any person or entity or any group of persons or entities who constitute a group (as defined in Section 13(d)(3) under the Exchange Act) of any securities such that as a result of such acquisition such person, entity or group beneficially owns AutoZone, Inc.'s then outstanding voting securities representing 51% or more of the total combined voting power entitled to vote on a regular basis for a majority of the Board of Directors of AutoZone, Inc. or (b) the sale of all or substantially all of the assets of AutoZone (including, without limitation, by way of merger, consolidation, lease or transfer) in a transaction where AutoZone or the beneficial owners (as defined in Rule 13d-3(a)(1) under the Exchange Act) of capital stock of AutoZone do not receive (i) voting securities representing a majority of the total combined voting power entitled to vote on a regular basis for the board of directors of the acquiring entity or of an affiliate which controls the acquiring entity or (ii) securities representing a majority of the total combined equity interest in the acquiring entity, if other than a corporation; provided however, that the foregoing provisions of this Paragraph 15 shall not apply to any reorganization, recapitalization or similar transaction in which all or substantially all of the individuals and entities who were the beneficial owners of the outstanding voting securities of AutoZone immediately prior to such transaction respectively continue to beneficially own, directly or indirectly, the outstanding voting securities of the surviving entity in such transaction in substantially the same proportions as their beneficial ownership immediately prior to such transaction.

  Effect of Termination. Any termination of Employee's service as an officer of AutoZone shall be deemed a termination of Employee's service on all boards and as an officer of all subsidiaries of AutoZone.

  Non-Compete. Employee agrees that he will not, for the period commencing on the termination date of this Agreement pursuant to Paragraph 13, 14 or 15 (whichever is applicable) of this Agreement and ending on the last day of the second full fiscal year of AutoZone ending after the fiscal year in which such termination date occurs if either Employee voluntarily terminates this Agreement (with or without Good Reason) or this Agreement is terminated by AutoZone for Cause or the expiration of the period commencing on the date of termination of Employee's employment and ending on the last day of the second full fiscal year following such termination (the "Continuation Period"), if this Agreement is terminated by AutoZone without Cause, be engaged in or concerned with, directly or indirectly, any business related to or involved in the retail sale of auto parts to "DIY" customers, or the wholesale or retail sale of auto parts to commercial installers in any state, province, territory or foreign country in which AutoZone operates now or shall operate during the term set forth in this Non-Compete section (herein called "Competitor"), as an employee, director, consultant, beneficial or record owner, partner, joint venturer, officer or agent of the Competitor, other than the acquisition of not more than a 1% equity interest in a publicly-traded Competitor; provided, solely for purposes of excluding any retail business with retail stores that sell automotive parts and automotive accessories as a minor portion of the retail business in each of its retail stores from the term "Competitor", any such retail business engaged in the same business or substantially the same business as that of AutoZone either directly or through an operating division or subsidiary of such retail business shall not be deemed to be a "Competitor" if both (a) the average sales per store per annum of the business or the average sales per store per annum of any organizational unit, part, subpart, subsidiary or affiliate of such business from the sale of automotive parts and automotive accessories (excluding sales at stores which do not sell automotive parts and automotive accessories ) shall be less than 10% of the average sales per store per annum of AutoZone for the same year and (b) the total sales of automotive parts and accessories for any such retail business (including the sales of automotive parts and automotive accessories by any organizational unit, part, subpart, subsidiary or affiliate of such business) shall be, in the aggregate, less than 10% of such business' total gross sales.

  The parties acknowledge and agree that the time, scope, geographic area and other provisions of this Non-Compete section have been specifically negotiated by sophisticated commercial parties and specifically hereby agree that such time, scope, geographic area and other provisions are reasonable under the circumstances and are in exchange for the obligations undertaken by AutoZone pursuant to this Agreement.

  Further, Employee agrees not to hire, for himself or any other entity, encourage anyone or entity to hire, or entice away from AutoZone any employee of AutoZone during the term of this non-compete obligation.

  If at any time in a proceeding under or arising out of this Agreement (or a proceeding brought on behalf of or at the direction of Employee) a court of competent jurisdiction holds that any portion of this Non-Compete section is unenforceable for any reason, then Employee shall forfeit his right to any further salary, bonus, stock option exercises, or benefits from AutoZone during any Continuation Period.

  Confidentiality. Unless otherwise required by law, Employee shall hold in confidence any proprietary or confidential information obtained by him during his employment with AutoZone, which shall include, but not be limited to, information regarding AutoZone's present and future business plans, vendors, systems, operations and personnel. Confidential information shall not include information: (a) publicly disclosed by AutoZone, (b) rightfully received by Employee from a third party without restrictions on disclosure, (c) approved for release or disclosure by AutoZone, or (d) produced or disclosed pursuant to applicable laws, regulation or court order. Employee acknowledges that all such confidential or proprietary information is and shall remain the sole property of AutoZone and all embodiments of such information shall remain with AutoZone. Unless otherwise required by law, each of AutoZone and Employee shall hold in confidence all matters regarding the termination of employment of Employee and the conduct of Employee or the Board of Directors resulting in such termination.

  Breach by Employee. The parties further agree that if, at any time, despite the express agreement of the parties hereto, Employee violates the provisions of this Agreement by violating the Non-Compete or Confidentiality sections, or by failing to perform his obligations under this Agreement, Employee shall forfeit any unexercised stock options, vested or not vested, and AutoZone may cease paying any further salary or bonus. In the event of breach by Employee of any provision of this Agreement, Employee acknowledges that such breach will cause irreparable damage to AutoZone, the exact amount of which will be difficult or impossible to ascertain, and that remedies at law for any such breach will be inadequate. Accordingly, AutoZone shall be entitled, in addition to any other rights or remedies existing in its favor, to obtain, without the necessity for any bond or other security, specific, performance and/or injunctive relief in order to enforce, or prevent breach of any such provision.

  Death of Employee or Disability. If Employee should die or become disabled (such that he is no longer capable of performing his duties) during the term of this Agreement, then all salary and bonuses shall cease as of the date of his death or disability, all stock options shall be governed by the terms of the respective stock option agreements, and Employee shall receive disability or death benefits as may be provided under AutoZone's then existing policies and procedures related to disability or death of AutoZone senior executives.

  Waiver. Any waiver of any breach of this Agreement by AutoZone shall not operate or be construed as a waiver of any subsequent breach by Employee. No waiver shall be valid unless in writing and signed by an authorized officer of AutoZone.

  Assignment. Employee acknowledges that his services are unique and personal. Accordingly, Employee shall not assign his rights or delegate his duties or obligations under this Agreement. Employee's rights and obligations under this Agreement shall inure to the benefit of and be binding upon AutoZone successors and assigns. AutoZone may assign this Agreement to any wholly-owned subsidiary operating for the use and benefit of AutoZone.

  Entire Agreement. This Agreement contains the entire understanding of the parties related to the matters discussed herein. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

  Jurisdiction. This Agreement shall be governed and construed by the laws of the State of Tennessee, without regard to its choice of law rules. The parties agree that the only proper venue for any dispute under this Agreement shall be in the state or federal courts located in Shelby County, Tennessee.

  Survival. Paragraphs 13, 15, 17, 18, 19, 24, 27 and 29 of this Agreement shall survive any termination of this Agreement or Employee's employment with AutoZone (including, without limitation termination pursuant to Paragraph 13, 14 or 15).

  Notices. All notices hereunder shall be in writing and delivered by hand, by nationally-recognized delivery service that guarantees overnight delivery, or by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

    If to AutoZone, to:         AutoZone, Inc.
                                         123 South Front Street
                                          Memphis, TN 38103
                                          Attention: General Counsel

    With copy to:                 Gary Olson, Esq.
                                          Latham & Watkins
                                          633 West Fifth Street, Suite 4000
                                          Los Angeles, CA 90071

    If to Employee, to:          Steve Odland
                                          c/o AutoZone, Inc.
                                          123 South Front Street
                                          Memphis, TN 38103

    With copy to:                  Vedder, Price, Kaufman & Kammholz
                                           222 North LaSalle Street, Suite 2600
                                           Chicago, IL 60601
                                           Attention: Robert J. Stucker

  Either party may from time to time designate a new address by notice given in accordance with this Paragraph. Notice shall be effective when actually received by the addressee.

  Tax Gross-Up Payment. If it shall be finally determined that any payment to Employee pursuant to this Agreement or any other payment or benefit from AutoZone, any affiliate, or any other person would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any similar tax payable under any United States federal, state, local or other law, then Employee shall receive a Tax Gross-Up Payment with respect to all such excise taxes and similar taxes (collectively, the "Excise Tax"). An initial determination as to whether a Tax Gross-Up Payment is required pursuant to this Agreement and the amount of such Tax Gross-Up Payment shall be made at AutoZone's expense by a nationally recognized accounting firm selected by AutoZone (the "Accounting Firm"). The determination by the Accounting Firm (the "Determination") shall be binding, final and conclusive upon AutoZone and the Employee for purposes of any dispute between the parties hereto. The parties hereto shall cooperate with each other in connection with any proceeding or claim involving any taxing authority under this Paragraph 27 relating to the existence or amount of any liability for the Excise Tax; provided, however, that AutoZone shall control all proceedings taken in connection with such proceeding or claim and shall bear and pay directly all costs, expenses, and tax penalties and interest incurred in connection with such proceeding or claim. As a result of uncertainty in the application of Section 4999 of the Code at the time of the initial Determination by the Accounting Firm, it is possible that the Tax Gross-Up Payment made will have been an amount less than AutoZone should have paid pursuant to this Paragraph 27 (the "Underpayment") or an amount greater than AutoZone should have paid pursuant to this Paragraph 27 (the "Overpayment"). In the event that it is finally determined that an Underpayment exists and the Employee is required to make a payment of any Excise Tax, the Tax Gross-Up Payment shall be adjusted accordingly and the shortfall shall be promptly paid by AutoZone to the Employee or for his benefit. In the event that it is finally determined that an Overpayment exists and AutoZone paid a Tax Gross-Up Payment to the Employee in excess of the amount of the Tax Gross-Up Payment to which he is actually entitled hereunder, such excess shall be promptly reimbursed by the Employee to AutoZone.

  No Mitigation. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to the Employee in any subsequent employment.

  Indemnification. Employee shall be indemnified while serving as Chief Executive Officer or Chairman of the Board of Directors to the same extent and in the same manner as other members of the Board of Directors and senior executives of AutoZone.

  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterpart signature pages may be delivered via facsimile.

  IN WITNESS WHEREOF, the respective parties execute this Agreement.

AUTOZONE, INC.
By: /s/ Ronald Terry Title: Director	/s/ Steve Odland Employee

  EXHIBIT A

  AUTOZONE, INC.

  AMENDED AND RESTATED
  2000 EXECUTIVE INCENTIVE COMPENSATION PLAN

  1.  Purpose

              The AutoZone, Inc. 2000 Executive Incentive Compensation Plan ("Plan") is designed to provide incentives and rewards to eligible employees of AutoZone, Inc. (the "Company") and its affiliates who have significant responsibility for the success and growth of the Company and assist the Company in attracting, motivating, and retaining key employees on a competitive basis. The Plan is designed to ensure that the annual bonus paid pursuant to this Plan to eligible employees of the Company is deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). This Plan shall be ratified by the Company's stockholders pursuant to 26 C.F.R. § 1.162-27(e)(4)(vi) at the annual meeting to be held on December 9, 1999, and shall be effective for the entire 2000 fiscal year. If the stockholders do not ratify the Plan, the Plan shall not become effective.

  2.  Administration of the Plan

              The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company ("Committee"). The Committee shall be appointed by the Board of Directors of the Company and shall consist of at least two outside directors of the Company that satisfy the requirements of Code Section 162(m). The Committee shall have the sole discretion and authority to administer and interpret the Plan in accordance with Code Section 162(m). The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders and any person receiving an award under the Plan.

  3.  Eligibility

              The individuals entitled to participate in the Plan shall be the executive officers of the Company, as determined by the Committee.

  4.  Awards

                  Executive officers as determined by the Committee may be granted annual incentive awards under this Plan at such times of each year as will satisfy the requirements of Code Section 162(m), provided, however, that if an individual becomes an executive officer during a year, an incentive goal for that individual shall be made for that fiscal year at the time she or he becomes an executive officer. The Committee may, in its discretion, grant annual incentive awards to non-executive officers and managers of the Company outside of this Plan.

              The annual incentive award to each executive officer shall be based on the Company, a subsidiary or division, attaining one or more of the following objective goals as established by the Committee for the fiscal year:

  (a)  earnings
  (b) earnings per share
  (c) sales
  (d) market share
  (e) revenue
  (f) operating or net cash flows
  (g) pre-tax profits
  (h) earnings before interest and taxes
  (i) return on capital
  (j) economic value added
  (k) return on inventory
  (l) EBIT margin
  (m) gross profit margin
  (n) sales
  (o) sales per square foot
  (p) comparable store sales
              Different measures of goal attainment may be set for different plan participants. The performance goal may be a single goal or a range with a minimum goal up to a maximum goal, with corresponding increases in the incentive award up to the maximum award set by the Committee and as may be limited by this Plan. Such performance goals may disregard, at the Committee's discretion, the effect of one-time charges and extraordinary events such as asset write-downs, litigation judgments or settlements, changes in tax laws, accounting principles or other laws or provisions affecting reported results, accruals for reorganization or restructuring, and any other extraordinary non-recurring items, acquisitions or divestitures and any foreign exchange gains or losses. These goals shall be established by the Committee either by written consent or as evidenced by the minutes of a meeting at such times as to qualify amounts paid under this Plan for tax deductible treatment under Code Section 162(m).

              Payment of an earned award will be made in cash, or at the option of the Committee, in whole or in part in Company common stock. Upon completion of each fiscal year, the Committee shall review performance verses the established goal, and shall certify (either by written consent or as evidenced by the minutes of a meeting) the specified performance goals achieved for the fiscal year (if any), and direct which award payments are payable under the Plan, if any. No payment will be made if the minimum pre-established goals are not met. The Committee may, in its discretion, reduce or eliminate an individual's award that would have been otherwise paid. No individual may receive in any one fiscal year an award under the Plan of an amount greater than the lesser of (i) 200% of such individual's base salary for that year or (ii) $2 million.

  5.  Miscellaneous Provisions

              (a)  The Company shall have the right to deduct all federal, state, or local taxes required by law or Company policy from any award paid.

              (b)  Nothing contained in this Plan grants to any person any claim or right to any payments under the Plan. Such payments shall be made at the sole discretion of the Compensation Committee.

              (c)  Nothing contained in this Plan or any action taken by the Committee pursuant to this Plan shall be construed as giving an individual any right to be retained in the employ of the Company.

              (d)  The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

              (e)  The Plan may be amended, subject to the limits of Code Section 162(m), or terminated by the Committee at any time. However, no amendment to the Plan shall be effective without prior approval of the Company's stockholders which would (i) increase the maximum amount that may be paid under the Plan to any person or (ii) modify the business criteria on which performance targets are to be based under the Plan.

              (f)  This Plan shall terminate on the fifth anniversary after the date of ratification by the Company's stockholders.

  EXHIBIT B

  NON-QUALIFIED STOCK OPTION AGREEMENT
  (AUTOZONE OPTIONEE)

              This NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement"), dated as of ____________, 2001, is made by and between AutoZone, Inc., a Nevada corporation (the "Company"), and the person identified as the "Optionee" on Schedule I, an employee of the Company ("Optionee") (together, the "Parties").

  RECITALS

              A. The Company wishes to carry out the AutoZone, Inc. Amended and Restated 1996 Stock Option Plan (the "Plan") (the terms of which are hereby incorporated by reference and made a part of this Agreement).

              B. The Compensation Committee of the Company's Board of Directors has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Non-Qualified Option provided for herein to Optionee and has advised the Company thereof and instructed the undersigned officers to issue said Option.

              In order to implement the following and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties do hereby agree as follows:

  ARTICLE I

  DEFINITIONS

                  Whenever the following terms are used in this Agreement they shall have the meaning specified below unless the context clearly indicates to the contrary. Whenever the context so indicates, the masculine pronoun shall include the feminine and neuter, and the singular the plural.

  Section 1.01 - Affiliate

              "Affiliate" shall mean any Subsidiary and any limited partnership of which the Company or any Subsidiary is the general partner.

  Section 1.02 - Cause

              "Cause" shall mean (i) the willful engagement by the Optionee in conduct which is demonstrably and materially injurious to the Employer, monetarily or otherwise, and (ii) if reasonably capable of being cured, is not cured by the Optionee within thirty (30) days after the Board of Directors provides him with a detailed notice of the conduct that is considered to be grounds for a determination of Cause. For this purpose, no act or failure to act by the Optionee shall be considered "willful" unless done, or omitted to be done, by the Optionee not in good faith and without reasonable belief that his action or omission was in the best interest of the Employer.

  Section 1.03 - Committee

              "Committee" shall mean the Compensation Committee of the Company's Board of Directors which has been appointed to administer the Plan.

  Section 1.04 - Common Stock

              "Common Stock" shall mean shares of the Company's common stock, $.01 par value per share.

  Section 1.05 - Corporate Transaction

              "Corporate Transaction" shall mean any of the following stockholder-approved transactions to which the Company is a party:

              (a) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated, from a holding company or effect a similar reorganization as to form whereupon this Plan and all Awards are assumed by the successor entity:

              (b) the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, in complete liquidation or dissolution of the Company in a transaction not covered by the exceptions to clause (a), above; or

              (c) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred or issued to a person or persons different from those who held such securities immediately prior to such merger.

  Section 1.06 - Duly Endorsed

              "Duly Endorsed" shall mean duly endorsed by the person or persons in whose name a stock certificate is registered in blank or accompanied by a duly executed stock assignment separate from certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or a member of the National Association of Securities Dealers.

  Section 1.07 - Employer

              "Employer" shall mean the Company, or any Affiliate, whichever at the time employs the Optionee.

  Section 1.08 - Option

              "Option" shall mean the non-qualified option or options to purchase Common Stock granted under this Agreement.

  Section 1.09 - Option Stock

              "Option Stock" shall mean all shares of Common Stock acquired by Optionee pursuant to the exercise of this Option or any portion hereof.

  Section 1.10 - Permanent Disability

              Optionee shall be deemed to have a "Permanent Disability" hereunder when the majority of the Board of Directors of the Employer shall, in good faith, so determine.

  Section 1.11 - Public Offering

              "Public Offering" shall mean the sale of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock, to the public pursuant to an effective underwritten registration statement filed under the Securities Act of 1933, as amended.

  Section 1.12 - Secretary

              "Secretary" shall mean the Secretary of the Company.

  Section 1.13 - Subsidiary

              "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  Section 1.14 - Termination of Employment

              "Termination of Employment" shall mean the time when the employee-employer relationship between the Optionee and the Employer is terminated for any reason, including, but not by way of limitation, a termination for Permanent Disability or by resignation, discharge with or without Cause, death or retirement, but excluding any termination where there is a simultaneous reemployment by the Employer. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge with or without Cause, and all questions of whether particular leaves of absence constitute Termination of Employment.

  ARTICLE II

  GRANT OF OPTION

  Section 2.01 - Grant of Option

              For good and valuable consideration, on the date hereof the Company irrevocably grants to the Optionee the option or options to purchase the number of shares of its $.01 par value Common Stock set forth on Schedule I attached hereto upon the terms and conditions set forth in this Agreement.

  Section 2.02 - Purchase Price

              The purchase price of the shares of Common Stock covered by the Option shall be the applicable amount per share without commission or other charge as set forth for the Option in Schedule I attached hereto.

  Section 2.03 - Adjustments in Option

              In the event that the outstanding shares of Common Stock subject to the Option are changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which the Option, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in the Option shall be made without change in the aggregate price applicable to the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in the option price per share. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.

  ARTICLE III

  PERIOD OF EXERCISABILITY

  Section 3.01 - Commencement of Exercisability

              The Option shall become exercisable as of the applicable Exercise Dates set forth on Schedule I hereof. Notwithstanding the foregoing, the Option shall become fully exercisable with respect to all shares subject thereto upon the occurrence of any of the following events: (i) a Termination of Employment by the Company without Cause, (ii) a Termination of Employment by the Optionee for Good Reason (as defined in that certain Employment Agreement, effective as of January 29, 2001, between the Company and the Optionee (the "Employment Agreement"), or (iii) a Termination of Employment by the Optionee (with or without Good Reason) within sixty (60) days after the occurrence of a Change of Control (as defined in the Employment Agreement) of the Company.

  Section 3.02 - Duration of Exercisability

              The Option, once it becomes exercisable pursuant to Section 3.01, shall remain exercisable until it becomes unexercisable under Section 3.03.

  Section 3.03 - Expiration of Option

              The Option may not be exercised to any extent by anyone after the first to occur of the following events:

  (a) The expiration of ten (10) years and one (1) day from the date hereof; or

  (b) The time of the Optionee's Termination of Employment unless such Termination of Employment results from Optionee's death, Permanent Disability, voluntary termination, involuntary termination without Cause or retirement from the Company at the Optionee's normal retirement age as set forth in the AutoZone, Inc. Associate's Pension Plan, as it may be amended from time to time; or

  (c) The expiration of thirty (30) days from the date of the Optionee's Termination of Employment by reason of Optionee's Permanent Disability, voluntary termination or involuntary termination without Cause, unless the Optionee dies within said thirty-day period; or

  (d) The expiration of ninety (90) days from the date of the Optionee's death; or

  (e) Subject to Paragraph 15 of the Employment Agreement, the effective date of either the merger or consolidation of the Company with or into another corporation (except a wholly-owned subsidiary of the Company), or the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock, or the liquidation or dissolution of the Company, unless the Committee waives this provision in connection with such transaction. At least ten (10) days prior the effective date of such merger, consolidation, exchange, acquisition, liquidation or dissolution, the Committee shall give the Optionee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.03.

     Section 3.04 - Reduction In or Expiration of Option In Event of Demotion

              In the event that the Optionee is assigned to a position in the Company or an Affiliate, which, as determined by the Committee in good faith, pays a lower salary or involves less responsibility than the Optionee's position with the Company on the date of grant, the Committee may, in its sole discretion, reduce the number of shares of Common Stock subject to this Option or terminate the entire Option in accordance with Section 3.03 as if the Optionee's employment were terminated for Cause.

  ARTICLE IV

  EXERCISE OF OPTIONS

  Section 4.01 - Person Eligible to Exercise

              During the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof. After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.03, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

  Section 4.02 - Manner of Exercise

              The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his designee of all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.03:

  (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee; and

  (b)     (i) Full payment (in cash or by check) for the shares with respect to which such Option or portion is exercised; or

    (ii) Delivery of a notice that the Optionee has placed a market sell order with a broker approved by the Company with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price.   (iii) A combination of the consideration provided in the foregoing subparagraphs (i) and (ii); and (c) Full payment in cash to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

  (d) In the event the Option or portion thereof shall be exercised pursuant to Section 4.01 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option.

     Section 4.03 - Conditions to Issuance of Stock Certificates

              The shares of Option Stock may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of Option Stock prior to fulfillment of all of the following conditions:

  (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

  (b) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

  (c) The receipt of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

  (d) The payment to the Employer of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

  (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

     Section 4.04 - Rights as Stockholder

              The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until certificates representing such shares shall have been issued by the Company to such holder.

  Section 4.05 - Number of Shares Exercised

              Optionee shall not exercise the Option to purchase fewer than one hundred (100) shares of Option Stock at a time, unless the vested portion is less than 100 shares, in which event the Optionee shall exercise the right to purchase all vested Options at the time of exercise.

  ARTICLE V

  TRANSFER AND OTHER RESTRICTIONS

  Section 5.01 - Rule 144

              If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or engaged in a Public Offering, the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission ("SEC") thereunder, to the extent required from time to time to enable the Optionee to sell shares of Option Stock without registration under the Act within the limitations of the exemptions provided by (i) Rule 144 under the Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 5.01, the Company may deregister under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder.

  Section 5.02 - Rule 144 Sales

              If any of the Option Stock is to be disposed of in accordance with Rule 144 under the Act or otherwise, the Optionee shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

  Section 5.03 - Resales Prohibited During Public Offerings

              Optionee agrees that if any shares of the capital stock of the Company are offered to the public pursuant to an effective registration statement under the Act, that upon the written request of the Company, Optionee will not effect any public sale or distribution of any of the Option Stock not covered by such registration statement within a period beginning seven days prior to and ending 120 days after the effective date of such registration statement.

  ARTICLE VI

  OTHER PROVISIONS

  Section 6.01 - Administration

              The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

  Section 6.02 - Option Not Transferable

              Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 6.02 shall not prevent transfers by will or by the applicable laws of descent and distribution.

  Section 6.03 - Shares to Be Reserved

              The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

  Section 6.04 - Notices

              Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary and any notice to be given to the Optionee shall be addressed to him at the address given on Schedule I hereof. By a notice given pursuant to this Section 6.04, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 6.04. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

  Section 6.05 - Titles

              Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

  Section 6.06 - Binding Effect

              The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 6.02 hereof, such transferee shall be deemed the Optionee hereunder for purposes of obtaining the benefits or enforcing the rights of Optionee hereunder; provided, however, that no transferee shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

  Section 6.07 - Amendment

              except as otherwise stated in this Agreement, this Agreement may be amended only be a written instrument signed by the Parties which specifically states that it is amending this Agreement.

  Section 6.08 - Applicable Law

              The laws of the State of Nevada shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law.

  Section 6.09 -Adjustment of Options

              (a) Subject to Section 6.09(c), in the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or the disposition of all or substantially all of the assets of the Company (including, but not limited to, a Corporate Transaction), or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, in the Committee's sole discretion, affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of the number and kind of shares of Common Stock subject to this Option, or the grant or exercise price with respect to this Option.

              (b) Subject to Section 6.09(c) and to Paragraph 13(a) and Paragraph 15 of the Employment Agreement, in the event of any Corporate Transaction or other transaction or event described in Section 6.09(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, the Committee in its discretion may take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Option, to facilitate such transactions or events, or to give effect to such changes in laws, regulations or principles:

              (i) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by action taken prior to the occurrence of such transaction or event and either automatically or upon the Optionee's request, for either the purchase of any Option for an amount of cash equal to the amount that could have been attained upon the exercise of such Option or realization of the Optionee's rights had such Option been currently exercisable or payable or fully vested or the replacement of such Option with other rights or property selected by the Committee in its sole discretion;
              (ii) In its sole and absolute discretion, the Committee may provide by action taken prior to the occurrence of such transaction or event that the Option cannot be exercised after such event;
              (iii) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, by action taken prior to the occurrence of such transaction or event, that for a specified period of time prior to such transaction or event, Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 3.01;
              (iv) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, by action taken prior to the occurrence of such transaction or event, that upon such event, such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments in the number and kind of shares and prices; or
              (v) In its sole and absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may make adjustments in the number and type of shares of Common Stock subject to the Option.
              (c) No adjustment or action described in this Section 6.09 or in any other provision of this Agreement shall be authorized to the extent that such adjustment or action would cause the Option to fail to so qualify under Section 162(m), as the case may be, or any successor provisions thereto. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3.

              (d) The number of shares of Common Stock subject to any Option or the vesting thereof shall always be rounded to the nearest whole number.

  Section 6.10 - Optionee's Employment by Employer

              Nothing contained in this Agreement or in any other agreement (other than the Employment Agreement) entered into by the Company and the Optionee contemporaneously with the execution of this Agreement (i) obligates the Employer to employ Optionee in any capacity whatsoever, or (ii) prohibits or restricts the Employer from terminating the employment of the Optionee at any time or for any reason whatsoever, with or without cause, and the Optionee hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Optionee concerning the Optionee's employment or continued employment by the Employer.

              IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto by their signatures on the following Schedule I.

  SCHEDULE I

  Name and Address
  of Optionee:

  Steve Odland
  «Address1»

  A. Number of shares subject
  to Option (Section 2.01):                                                              275,000

  B. Purchase Price
  (Section 2.02):                                                                              $________

  C. Date of Grant:                                                                              ____________, 2001

  D. Commencement of Exercisability
  (Section 3.01(a)):

              The Options granted under this Agreement shall become exercisable in four (4) cumulative installments as follows:

              (i) The first installment shall consist of one-fourth of the shares covered by the Option and shall become exercisable on the first anniversary of the date the Option is granted.

              (ii) The second installment shall consist of one-fourth of the shares covered by the Option and shall become exercisable on the second anniversary of the date the Option is granted.

              (iii) The third installment shall consist of one-fourth of the shares covered by the Option and shall become exercisable on the third anniversary of the date the Option is granted.

              (iv) The fourth installment shall consist of one-fourth of the shares covered by the Option and shall become exercisable on the fourth anniversary of the date the Option is granted.

              The Optionee and AutoZone each agree to be bound by all terms and conditions of the Non-Qualified Stock Option Agreement dated ____________, 2001, and this Schedule I to that Agreement.

  "Optionee"                                                                  AutoZone, Inc.

  _____________________________________         By:___________________________
  Signature

  «SSN»                                                                          By:___________________________
  Optionee's Taxpayer ID